SETTLEMENT AGREEMENT

THIS AGREEMENT is entered into this 7th day of June, 2007, by and between MANHATTAN (GUAM), INC. (“MGI”) and THE CASTLE GROUP, INC. and CASTLE RESORTS & HOTELS GUAM, LLC (collectively “Castle”).

WHEREAS, the parties are adversaries in a lawsuit pending in the Superior Court of Guam captioned The Castle Group, Inc., Plaintiff vs. Manhattan (Guam), Inc., Defendant and Manhattan (Guam), Inc., Counter/Cross-Claimant v. The Castle Group, Inc. and Castle Resorts & Hotels Guam, LLC, Counter and Cross-Claim Defendants, Civil Case No. CV1542-02 (“Lawsuit”); and

WHEREAS, the parties have submitted their dispute in the Lawsuit to mediation before the Hon. Edward Manibusan (Ret.); and

WHEREAS, as a result of such mediation the parties have reached an agreement for a full and final resolution of all claims at issue in the Lawsuit;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, it is hereby agreed:

1. Castle shall pay to MGI the sum of Five Hundred Thousand Dollars ($500,000) (“Settlement Amount”) in accordance with the payment schedule set forth in Paragraph 2.

2. Castle shall pay the Settlement Amount to MGI as follows:

(a) $100,000 on or before June 18, 2007 (“First Payment”);

(b) $100,000 on or before July 18, 2007 (“Second Payment”); and

(c) $300,000 on or before September 18, 2007 (“Final Payment”).

The Closing Date shall be September 18, 2007 (“Closing Date”).

3.  In the event Castle pays the First Payment and Second Payment, but is unable to pay the entire amount of the Final Payment according to the payment schedule set forth in Paragraph 2 hereinabove, Castle shall have the option to extend the Closing Date by making the following payments:

(a)  If an additional payment of $100,000 is made on or before September 18, 2007, the Closing Date will be extended to November 18, 2007; and

(b)  If an additional payment of $100,000 is made on or before November 18, 2007, the Closing Date will be extended to January 18, 2008; and

(c)  The balance of the Final Payment shall be due on or before January 18, 2008.

The Settlement Amount may be prepaid at any time without any prepayment penalty.  No interest shall apply except as stated in Paragraph 7 below.

4.       Payments shall be made by Cashier’s check or wire to Civille & Tang Client Trust Account.  Payments required under this Agreement shall be deemed paid upon delivery of a Cashier’s Check in the amount of the payment to the offices of Civille & Tang, or upon receipt of funds by wire transfer into the Civille & Tang Client Trust Account.

5.        Concomitant with the execution of this Agreement, the parties shall also execute the following documents, the form and content of which the parties have agreed upon, which are hereby incorporated by reference:

(a)  Stipulation and Order dismissing all claims in the Lawsuit with prejudice, but reserving to the Court jurisdiction to enforce this Agreement (Exhibit A hereto);

(b) Mutual Releases (Exhibit B hereto); and

(c)  Stipulated Judgment (Exhibit C hereto).

6. In the event that Castle makes each payment required of it under this Agreement by the due date for each payment, upon full payment of the Settlement Amount  in accordance with paragraph 2 and 3 hereinabove and subject to any applicable three (3) day cure periods under Paragraph 7,  MGI will transfer to Castle, through its attorneys Calvo & Clark, the stock certificate(s) issued to MGI  for 900,000 unregistered common shares of stock of Castle Group, Inc. (“Castle Shares”). In the event that MGI is unable to locate its share certificate, it shall execute a lost share declaration or such other similar document as may be required by Castle.

7. Default.   The failure by Castle to make any payment required under this Agreement shall constitute a Default.  Upon default, MGI shall notify Castle in writing, and through its attorneys Calvo & Clark, of the default.  Castle shall have three (3) business days to cure the default from date notice of default is received by Calvo & Clark.  In the event that Castle fails to cure the default within three (3) business days, MGI may enforce or otherwise sue for breach of this Agreement through the Court in this case, or by separate proceeding , to seek enforcement of this Agreement and to obtain the following remedies:

a.   If Castle has not paid the First Payment by June 18, 2007, MGI shall be entitled to file the Stipulated Judgment in the amount of $500,000, which shall bear interest at the rate of 18% per annum from the date of default, plus attorneys fees and costs, and MGI shall not have any obligation to transfer the 900,000 Castle Shares, and shall keep the 900,000 Castle shares free and clear of all claims by Castle.

b.    If Castle timely pays the First Payment but fails to pay the Second Payment or any other subsequent payments by the due date, MGI shall be entitled to keep the full amount of the First Payment, which shall be not be applied as a credit or offset against the amount of the Stipulated Judgment or any judgment rendered in connection with this Agreement.  MGI shall be entitled to file the Stipulated Judgment in the amount of $500,000, which amount shall bear interest at the rate of 18% per annum from the date of default, plus attorneys fees and costs, and MGI shall not have any obligation to transfer the 900,000 Castle Shares, and shall keep the 900,000 Castle shares free and clear of all claims by Castle.

c.   If Castle pays the First Payment and Second Payment, and fails to pay the Final Payment, and unless time is extended in accordance with Paragraph 3 hereinabove, MGI shall be entitled to keep the full amount of the First Payment, but the amount of the First Payment shall be not be applied as a credit or offset against the amount of the Stipulated Judgment or any judgment rendered in connection with this Agreement.  MGI shall be entitled to file the Stipulated Judgment in the amount of $500,000  with a setoff for payments made to MGI after the First Payment (“Judgment Amount”), which Judgment Amount shall bear interest at the rate of 18% per annum from the date of default, plus attorneys’ fees and costs, and MGI shall not have any obligation to transfer the 900,000 Castle Shares, and shall keep the 900,000 Castle shares free and clear of all claims by Castle.

8. The Superior Court shall retain jurisdiction to enforce the terms of this Settlement Agreement and to enter the stipulated judgment as described above. In submitting the Stipulated Judgment to the Court under this Agreement, MGI shall serve Castle a notice of the judgment submitted.  Castle shall not oppose such submission except that it may assert that it is not in default under this Agreement, or challenge the amount of attorney’s fees or the computation of principal or interest.

9. The parties to this Agreement have been represented by counsel at all stages of proceedings and this Agreement shall be deemed to have been drafted by the mutual effort of the parties.

10. This Agreement represents the entire agreement between the parties and no other agreement or representation shall be binding unless set forth in this Agreement.  This Agreement can only be amended by a written amendment signed by both parties.

11. This Agreement shall be governed by and construed in accordance with the laws of Guam and the laws of the United States pertaining to transactions in Guam.

12. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, administrators, personal and legal representatives.  The parties may not assign their rights or obligations under this Agreement without the prior written consent of the other party.

13. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

14. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees incurred in such suit.

15.  Notice to Castle shall be sent to it at:

3 Waterfront Plaza, 500 Ala Moana Blvd., Suite 555,

Honolulu, HI 96813

Attn:  Alan Mattson

and e-mailed to:  Jerry Ruthruff at jrthruff@yahoo.com.

[Signatures on following page]

SETTLEMENT AGREEMENT

The Castle Group, Inc., Plaintiff vs. Manhattan (Guam), Inc.

Dated this 7th day of June 2007.

MANHATTAN GUAM, INC.                                CASTLE GROUP, INC.

/s/ David Su                                                          /s/Jerry Ruthruff

By:  DAVID SU                                                    By:   JERRY RUTHRUFF

Its:   Vice-president                                                Its duly authorized representative

CASTLE RESORTS & HOTELS

GUAM, LLC

/s/ Jerry Ruthruff

By:   JERRY RUTHRUFF

Its duly authorized representative

APPROVED AS TO FORM:

CALVO & CLARK, LLP                                  CIVILLE & TANG, PLLC

/s/Daniel M. Benjamin                                          /s/G. Patrick Civille

By:  DANIEL M. BENJAMIN                             By:  G. PATRICK CIVILLE

Attorneys for Plaintiff/Counter                      Attorneys for Defendants/

          and Cross-Claim Defendants                        Counter/Cross-Claimant

CIVILLE & TANG, PLLC

330 HERNAN CORTEZ AVENUE, SUITE 200

HAGÅTÑA, GUAM  96910

TELEPHONE: (671) 472-8868/69

FACSIMILE:   (671) 477-2511

Attorneys for Counter/Cross-Claimant

Manhattan (Guam), Inc.

IN THE SUPERIOR COURT OF GUAM

THE CASTLE GROUP, INC.,

Plaintiff,

vs.

MANHATTAN (GUAM), INC.,

Defendant

MANHATTAN (GUAM), INC.,

Counter/Cross-Claimant,

vs.

THE CASTLE GROUP, INC. and

CASTLE RESORTS & HOTELS

GUAM, LLC,

Counter and Cross-Claim

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CIVIL CASE NO. CV1542-02 STIPULATION AND ORDER OF DISMISSAL

IT IS STIPULATED by and between the parties, through their respective counsel of record, that all claims in the above-entitled matter, including the complaint, counterclaims and cross-claims shall be dismissed with prejudice, the parties to bear their respective attorneys= fees and costs.  This stipulation is subject to the Court retaining jurisdiction to enforce the unfiled Settlement Agreement between the parties dated June 7, 2007, including jurisdiction to enter a Stipulated Judgment in the event of a default under the Settlement Agreement.

SO STIPULATED.

CALVO & CLARK, LLP

By:/s/Daniel M. Benjamin

DANIEL M. BENJAMIN

Attorneys for Plaintiff/Counter

and Cross-Claim Defendants

DATE: June 7, 2007

CIVILLE & TANG, PLLC

By:/s/G. Patrick Civille

G. PATRICK CIVILLE

Attorneys for Defendants/

Counter/Cross-Claimant

DATE: June 7, 2007

ORDER

Based on the stipulation of parties,

IT IS HEREBY ORDERED that all claims in the above-captioned matter are dismissed with prejudice, with each party bearing their respective attorneys= fees and costs incurred in this matter.  The Court hereby expressly reserves and retains jurisdiction over the parties and this matter to enforce the unfiled Settlement Agreement between the parties dated June 7, 2007, including jurisdiction to enter a Stipulated Judgment in the event of a default under the Settlement Agreement.

SO ORDERED this ______ day of _________________, 2007.

/S/

HONORABLE ALBERTO C. LAMORENA, III

PRESIDING JUDGE

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (“Agreement”) is entered into as of June 7, 2007 by and among Castle Group, Inc. and Castle Resorts & Hotels Guam, LLC (collectively “Castle”), and Manhattan (Guam) Inc. (“Manhattan”).  The term “Parties” or “Party” refers to these parties identified above.

WHEREAS, the Parties wish to resolve a pending lawsuit between Castle and Manhattan, Castle Group, Inc. v. Manhattan (Guam) Inc., Guam Super. Ct. Civ. Case No. CV1542-02 (the “Lawsuit”), and all other claims between Castle and Manhattan on the following terms and conditions;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Except as stated in the Settlement Agreement and Stipulated Judgment executed by the Parties  concurrently herewith, Castle, on its own behalf and on behalf of its shareholders, officers, and directors, generally releases Manhattan and each of its respective past and present officers, directors, employees, representatives, principals, attorneys and/or agents, from any and all claims, whether known, unknown, asserted, unasserted, direct or indirect, suspected or unsuspected, including but not limited to all claims, counterclaims, and defenses in the Lawsuit.

2. Except as stated in the Settlement Agreement and Stipulated Judgment executed by the Parties  concurrently herewith, below, Manhattan, on its own behalf and on behalf of its shareholders, officers, and directors, generally releases Castle and each of its respective past and present officers, directors, employees, representatives, principals, attorneys and/or agents, from any and all claims, whether known, unknown, asserted, unasserted, direct or indirect, suspected or unsuspected, including but not limited to all claims, counterclaims, and defenses in the Lawsuit.

3. The Parties hereby waive their rights under 18 G.C.A. § 82602 or any principle of common or civil law that are similar to or analogous to 18 G.C.A. § 82602, which provides:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE

RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

4. This Agreement and the Settlement Agreement executed by the Parties  concurrently herewith hereby void and supersede:  (1) the January 31, 2001 Compromise Agreement between Castle Group, Inc. and Manhattan (Guam) Inc.; (2) the January 31, 2001 Compromise Agreement between Castle Resorts & Hotels Guam, LLC and Manhattan (Guam) Inc.; and (3) any other previous agreements by and between, on the one hand, Castle Group, Inc. and Castle Resorts & Hotels Guam, LLC, and on the other hand, Manhattan (Guam) Inc.

5. Castle, on the one hand, and Manhattan, on the other hand, each represent that it presently holds the claims, counterclaims, or defenses it has asserted in the Lawsuit and that it has not assigned any of those claims or any other claims it may hold against the other.

6. There shall be no third party beneficiaries to this agreement except as expressly stated herein.  No Party is relying on any representations or agreements not contained herein and any such reliance is hereby disclaimed.  All Parties contributed to the drafting of this Agreement with the assistance of their counsel and it shall not be construed against any Party.

7. This Agreement may be executed in counterparts with the same force and effect as if executed in one complete document and, when so executed, all such counterparts shall together constitute a single agreement.

8. This Agreement can only be modified or altered in writing, signed by all Parties.

9. This Agreement shall be governed by and construed in accordance with the laws of the Territory of Guam and any disputes of any sort whatsoever with regard to its enforcement, validity, interpretation, or construction shall be heard exclusively in the Superior and Supreme Courts of Guam, to which courts’ jurisdiction all parties hereby consent.

10. Nothing in this Agreement or the Settlement Agreement executed by the Parties concurrently herewith is or shall be construed to be an admission of liability by any Party.

IT IS HEREBY AGREED:

CASTLE GROUP, INC. AND

CASTLE RESORTS & HOTELS GUAM, LLC

/s/Jerry Ruthruff                         Date:  _______________

by: JERRY RUTHRUFF

Their Authorized Representative

MANHATTAN (GUAM) INC.

/s/                                                                    Date: 6/7/07_______________

by:

Its Authorized Representative

APPROVED AS TO FORM AND CONTENT:

/s/Daniel M. Benjamin                                   Date: 6/7/07_______________

DANIEL M. BENJAMIN

Counsel for Castle Group, Inc. and

Castle Resorts & Hotels Guam, LLC

/s/Patrick Civille                                            Date: 6/7/07_______________

PATRICK CIVILLE

Counsel for Manhattan (Guam) Inc.

CIVILLE & TANG, PLLC

330 HERNAN CORTEZ AVENUE, SUITE 200

HAGÅTÑA, GUAM  96910

TELEPHONE: (671) 472-8868

FACSIMILE:   (671) 477-2511

Attorneys for Manhattan (Guam), Inc.

IN THE SUPERIOR COURT OF GUAM

THE CASTLE GROUP, INC., Plaintiff, vs. MANHATTAN (GUAM), INC., Defendant. _________________________________ MANHATTAN (GUAM), INC., Counterclaimant, vs. THE CASTLE GROUP, INC., Counterclaim Defendant.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CIVIL CASE NO. CV1542-02 STIPULATED JUDGMENT

Pursuant to and in accordance with the stipulation of the Parties, and good cause appearing,

      IT IS ORDERED that the Dismissal with Prejudice entered in this action on June _____, 2007 be and hereby is vacated solely for the purpose of enforcing the Settlement Agreement between the parties and entering this Stipulated Judgment; and

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that defendant/counterclaimant Manhattan (Guam), Inc. have and recover of and from Plaintiff/Counter and Cross-Defendants The Castle Group, Inc. and Castle Resorts & Hotels Guam, LLC, jointly and severally, judgment in the total sum of  $____________________, which includes Plaintiff's principal claim of  $______________ and  interest at the rate of $_________ per day, calculated as of __________________, 200___,  in accordance with the terms of the Settlement Agreement of 18% per annum from the date of  default,  which interest shall continue to accrue until the Judgment is paid in full,  attorneys' fees of $_____________, which shall also continue to be incurred until the Judgment is paid in full, and Manhattan’s costs incurred in connection with the enforcement of the Settlement Agreement of $__________________.

IT IS SO STIPULATED this 7th day of June 2007.

CIVILLE & TANG, PLLC CALVO & CLARK, LLP

/s/Patrick Civille /s/Daniel Benjamin

PATRICK CIVILLE DANIEL BENJAMIN

Attorneys for Manhattan (Guam), Inc. Attorneys for The Castle Group, Inc. &

Castle Resorts & Hotels, LLC

SO ORDERED this _____ day of ________________, 200_.

HONORABLE ALBERTO C. LAMORENA, III

Presiding Judge, Superior Court of Guam